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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Registration Nos. 333-44988 and 333-31318) of Niku Corporation of our report dated April 14, 2000, relating to the consolidated financial statements of ABT Corporation as of December 31, 1999 and for each of the three years in the period then ended, which appears in the Current Report on Form 8-K/A of Niku Corporation dated August 4, 2000.

/s/ PricewaterhouseCoopers LLP



New York, New York
October 18, 2000